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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Allegheny Teledyne Incorporated on Form S-8 (File No. 333-48649) of our report, dated June 10, 1997, on our audit of the financial statements of Oregon Metallurgical Corporation Savings Plan as of December 31, 1996, and for the year then ended, which report is incorporated by reference in this Annual Report on Form 10-K, as amended.


                                        /s/ COOPERS & LYBRAND L.L.P.
                                        ----------------------------
                                        Coopers & Lybrand L.L.P.



Portland, Oregon
June 19, 1998





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